Exhibit 99.1

September 30, 2014

Ubiquiti Networks Announces Dividend Policy

SAN JOSE, Calif., September 30, 2014 (GLOBE NEWSWIRE) — Ubiquiti Networks, Inc. (Nasdaq:UBNT), a next-generation communications technology company, today announced that as part of the Company’s long-term strategy to maximize shareholder value and broaden its shareholder base, the Board of Directors has approved the initiation of a new dividend policy (the “Dividend Policy”). Pursuant to the Dividend Policy, the Company intends to pay an annual cash dividend to its shareholders of record on a record date and in an amount to be determined annually by the Board of Directors. The Company also announced the first annual dividend of $0.17 per share will be paid on October 28, 2014, to the holders of record on October 17, 2014.

“In recent quarters we have used an increasing amount of cash to make strategic investments in engineering, inventory, design and related product development initiatives. These investments are designed to help us accelerate our development release cycles, expand our addressable markets and maintain our industry leading position,” said Robert J. Pera, Ubiquiti’s CEO and Founder. “We have more cash than we believe is needed to continue such investments in the foreseeable future and are initiating this dividend policy as part of our broader commitment to bring value to shareholders.”

The Company will review the Dividend Policy from time to time with respect to the Company’s cash flow, earnings, financial position and other relevant matters.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “will”, “anticipate”, “believe”, “intend”, “expect”, “consider” and “plan”, and statements in the future tense, are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding the Company’s intention to pay annual cash dividends to its shareholders, our future cash requirements to grow the Company, and our plans for future investments. Forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially. Potential risks and uncertainties include, but are not limited to, the risks that we describe under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2014, subsequent Quarterly Reports on Form 10-Q and other filings filed with the U.S. Securities and Exchange Commission (the SEC), which are available at the SEC’s website at www.sec.gov.

The Board of Directors will consider on an annual basis factors such as cash flow, earnings, cash and cash equivalents on the Company’s balance sheet, overall financial position, and other relevant matters in its determination of whether to pay a cash dividend and the amount of such dividend. In the event the Board of Directors determines it is not in the best interests of the Company to pay a cash dividend, the Board may decide to postpone, reduce or cancel such annual cash dividend.

About Ubiquiti Networks

Ubiquiti Networks (NASDAQ: UBNT) is closing the digital divide by building network communication platforms for everyone and everywhere. With over 20 million devices deployed in over 180 countries, Ubiquiti is transforming under-networked enterprises and communities. Our leading edge platforms, airMAX®, UniFi®, airFiber®, UniFi® Video, mFi® and EdgeMAX® combine innovative technology, disruptive price performance and the support of a global user community to eliminate barriers to connectivity. For more information, join our community at http://www.ubnt.com.

Ubiquiti, the Ubiquiti logo, Ubiquiti Networks, airMAX, airFiber, UniFi, mFi, and EdgeMAX are registered trademarks or trademarks of Ubiquiti Networks, Inc. and/or its affiliates in the United States and other countries.

The Ubiquiti Networks, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=24865

Contact:

Anne Fazioli

IR@ubnt.com